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EXHIBIT 10.16

SECOND AMENDMENT TO CREDIT AGREEMENT

        THE STEAK N SHAKE COMPANY, an Indiana corporation (the "Company") and FIFTH THIRD BANK, INDIANA (CENTRAL), a national banking association with its principal office in Indianapolis, Indiana (the "Bank"), being parties to that certain Credit Agreement dated as of November 16, 2001, as previously amended (collectively, the "Agreement") agree to amend the Agreement by this Second Amendment to Credit Agreement (this "Amendment") as follows.

        1.    DEFINITIONS.    All defined terms used herein not otherwise defined in this Amendment shall have their respective meanings set forth in the Agreement. In addition, the following new definition is hereby added to Section 1 of the Agreement as follows:

  •
  "Second Amendment" means that certain agreement entitled "First Amendment to Credit Agreement" entered into by and between the Company and the Bank dated as of December 18, 2002, for the purpose of amending this Agreement.

        2.    AFFIRMATIVE COVENANTS OF THE COMPANY.    Section 5(g)(i) of the Agreement is hereby amended and restated in its entirety as follows:

  (i)
  Maximum Ratio of Funded Debt to EBITDA.    Maintain a ratio of Funded Debt to EBITDA of not more than: (a) 2.75 to 1.00 for the period of four (4) consecutive fiscal quarters ending on December 18, 2002; (b) 2.25 to 1.00 for the periods of four (4) consecutive fiscal quarters ending on April 9, 2003, and on July 2, 2003; and (c) 2.00 to 1.00 for the period of four (4) consecutive fiscal quarters ending on September 24, 2003, and as of the end of each period of four (4) consecutive fiscal quarters ending thereafter.

        3.    REPRESENTATIONS AND WARRANTIES.    In order to induce the Bank to enter into this Amendment, the Company affirms that the representations and warranties contained in the Agreement are correct as of the date of this Amendment, except that (i) they shall be deemed to also refer to this Amendment as well as all documents named herein and, (ii) Section 3(d) of the Agreement shall be deemed also to refer to the most recent audited and unaudited financial statements of the Company delivered to the Bank.

              EVENTS OF DEFAULT.    The Company certifies to the Bank that no Event of Default or Unmatured Event of Default under the Agreement, as amended by this Amendment, has occurred and is continuing as of the date of this Amendment, except as specifically waived herein.

        5.    CONDITIONS PRECEDENT.    As conditions precedent to the effectiveness of this Amendment, the Bank shall have received the following contemporaneously with execution and delivery of this Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

  (i)
  This Amendment.

  (ii)
  A copy of a Resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance, respectively, of this Amendment and the other Loan Documents provided for in this Amendment to which the Company is a party certified by the Secretary of the Board of Directors of the Company as being in full force and effect and duly adopted.

  (iii)
  The Certificate of the Secretary of the Board of Directors of the Company certifying the names of the officer or officers authorized to sign this Amendment and the other Loan Documents provided for in this Amendment to which the Company is a party, together with a sample of the true signature of each such officer.

        6.    WAIVER.    The Bank hereby waives the violation of Section 5(g)(i) of the Agreement with respect to the failure by the Company to maintain a ratio of Funded Debt to EBITDA of not more than 2.00 to 1.00 for the period of four (4) consecutive fiscal quarters ending as of September 25, 2002, as required therein, but strict compliance with this covenant, as amended herein, shall be required at all times hereafter. Nothing in this paragraph shall be construed as a waiver of any other term or condition of the Agreement or be construed as a commitment on the part of the Bank to waive any subsequent violation of the same or any other term or condition set forth in the Agreement, as amended by this Amendment.

        7.    PRIOR AGREEMENTS.    The Agreement, as amended by this Amendment, supersedes all previous agreements and commitments made or issued by the Bank with respect to the Loans and all other subjects of this Amendment, including, without limitation, any oral or written proposals which may have been made or issued by the Bank.

        8.    EFFECT OF AMENDMENT.    The provisions contained herein shall serve to supplement and amend the provisions of the Agreement. To the extent that the terms of this Amendment conflict with the terms of the Agreement, the provisions of this Amendment shall control in all respects.

        9.    REAFFIRMATION.    Except as expressly amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect as originally written and as previously amended.

        10.    COUNTERPARTS.    This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall be one and the same agreement.

        IN WITNESS WHEREOF, the Company and the Bank by their respective duly authorized officers have executed and delivered in Indiana this Second Amendment Credit Agreement as of December 18, 2002.

THE STEAK N SHAKE COMPANY, an Indiana corporation
By:	/s/ James W. Bear James W. Bear, Senior Vice President and Chief Financial Officer
FIFTH THIRD BANK, INDIANA (CENTRAL), a national banking association
By:	/s/ Andrew M. Cardimen Andrew M. Cardimen, Vice President

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  EXHIBIT 10.16